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                                                                   Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 25, 1997 on the audited consolidated financial statements of American Exploration Company and subsidiaries included in the American Exploration Company Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Registration Statement.


                                         ARTHUR ANDERSEN LLP



Houston, Texas
September 2, 1997